Exhibit 16.1

March 8, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II) pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Mirion Technologies, Inc. dated March 8, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, New York